Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Scott Miller

U.S. Bank National Association

10 West Broad Street

Columbus, OH 43215

(614) 849-3402

(Name, address and telephone number of agent for service)

The Scotts Miracle-Gro Company

(Issuer with respect to the Securities)

Ohio	31-1414921
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14111 Scottslawn Road Marysville, Ohio	43041
(Address of Principal Executive Offices)	(Zip Code)

See Table of Additional Obligors Below

6.625% Senior Notes Due 2020

(Title of the Indenture Securities)

TABLE OF ADDITIONAL OBLIGORS

Name	State or Other Jurisdiction of Incorporation	I.R.S. Employer Identification No.

EG Systems, Inc.(1)	Indiana	35-1937875

Gutwein & Co., Inc.(1)	Indiana	35-0864689

SMG Brands, Inc. (2)	Delaware	20-2964892

Hyponex Corporation(1)	Delaware	31-1254519

Miracle-Gro Lawn Products, Inc.(1)	New York	11-3186421

OMS Investments, Inc.(3)	Delaware	51-0357374

Rod McLellan Company(1)	California	94-1439564

Sanford Scientific, Inc.(1)	New York	16-1279959

Scotts Manufacturing Company(1)	Delaware	42-1508875

Scotts Products Co.(1)	Ohio	31-1269080

Scotts Professional Products Co.(1)	Ohio	31-1269066

Scotts-Sierra Investments, Inc.(2)	Delaware	51-0371209

Scotts Temecula Operations, LLC(1)	Delaware	33-0978312

SMG Growing Media, Inc.(1)	Ohio	20-3544126

The Scotts Company, LLC(1)	Ohio	31-1414921

Swiss Farms Products, Inc.(2)	Delaware	88-0407223

(1)	The address, including zip code, of the principal executive offices for this additional obligor is c/o The Scotts Miracle-Gro Company, 14111 Scottslawn Road, Marysville, Ohio 43041.
(2)	The address, including zip code, of the principal executive offices for this additional obligor is 1105 North Market Street Wilmington, Delaware 19899.
(3)	The address, including zip code, of the principal executive offices for this additional obligor is 10250 Constellation Place, Suite 2800, Los Angeles, California 90067.
(4)	The address, including zip code, of the principal executive offices for this additional obligor is 3993 Howard Hughes Parkway, Suite 250, Las Vegas, Nevada 89169.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

  None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2011 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbus, State of Ohio on the 14th of December, 2011.

By:	/s/ Scott Miller
Scott Miller
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto

subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF FIDUCIARY POWERS

I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto

subscribed my name and caused

my seal of office to be affixed to these

presents at the Treasury Department, in the

City of Washington and District of

Columbia, this September 9, 2010.

Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 14, 2011

By:	/s/ Scott Miller
Scott Miller Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2011

($000’s)

9/30/2011
Assets
Cash and Balances Due From Depository Institutions	$13,707,494
Securities	66,888,393
Federal Funds	5,954
Loans & Lease Financing Receivables	197,036,739
Fixed Assets	5,547,055
Intangible Assets	12,420,133
Other Assets	23,843,503

Total Assets	$319,449,271
Liabilities
Deposits	$226,338,015
Fed Funds	7,802,656
Treasury Demand Notes	0
Trading Liabilities	545,669
Other Borrowed Money	35,170,032
Acceptances	0
Subordinated Notes and Debentures	6,179,246
Other Liabilities	9,493,484

Total Liabilities	$285,529,102
Equity
Minority Interest in Subsidiaries	$1,912,544
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	17,852,553

Total Equity Capital	$33,920,169
Total Liabilities and Equity Capital	$319,449,271